Exhibit 99.1

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 21 MAY 2013

Disclosure of Proxy Votes

In accordance with section 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare International, Inc at its Annual Meeting held on 21 May 2013.

Proposal Number	Proposal No. 1 Douglas Godshall	Proposal No. 1 Seth Harrison	Proposal No. 1 Robert Stockman	Proposal No. 2	Proposal No.3
Decided by a show of hands (S) or poll (P)	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	14,873,613	14,873,613	14,873,613	14,873,613	14,873,613
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	14,191,612	13,991,961	14,191,523	14,854,772	12,613,202
The proxy is to vote against the resolution	0	0	0	18,641	1,633,148
The proxy is to abstain /withhold on the resolution	58,027	257,678	58,115	200	3,288
The proxy is a non-vote	623,974	623,974	623,975	0	623,975
Total votes cast on a poll in favour of the resolution	14,191,612	13,991,961	14,191,523	14,854,772	12,613,202
Total votes cast on a poll against the resolution	0	0	0	18,641	1,633,148
Total votes cast on a poll abstaining on the resolution	58,027	257,678	58,115	200	3,288
Total votes exercisable by proxies which were not cast	623,974	623,974	623,975	0	623,975

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 21 MAY 2013

Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 4	Proposal No. 5	Proposal No. 6	Proposal No. 7	Proposal No.8
Decided by a show of hands (S) or poll (P)	P	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	14,343,733	14,343,733	14,343,733	14,343,733	14,343,733
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	9,856,904	11,148,155	11,149,317	11,149,434	11,149,559
The proxy is to vote against the resolution	3,857,450	2,569,224	2,569,227	2,569,142	2,569,017
The proxy is to abstain /withhold on the resolution	5,404	2,379	1,214	1,097	1,097
The proxy is a non-vote	623,975	623,975	623,975	624,060	624,060
Total votes cast on a poll in favour of the resolution	9,856,904	11,148,155	11,149,317	11,149,434	11,149,559
Total votes cast on a poll against the resolution	3,857,450	2,569,224	2,569,227	2,569,142	2,569,017
Total votes cast on a poll abstaining on the resolution	5,404	2,379	1,214	1,097	1,097
Total votes exercisable by proxies which were not cast	623,975	623,975	623,975	624,060	624,060

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 21 MAY 2013

Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 9	Proposal No. 10	Proposal No. 11	Proposal No. 12
Decided by a show of hands (S) or poll (P)	P	P	P	P
Total number of proxy votes exercisable by proxies validly appointed	14,343,733	14,343,733	14,343,733	14,873,613
Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	11,149,353	11,149,280	11,150,018	14,239,156
The proxy is to vote against the resolution	2,569,220	2,569,293	2,568,555	8,858
The proxy is to abstain /withhold on the resolution	1,100	1,100	1,100	1,539
The proxy is a non-vote	624,060	624,060	624,060	624,060
Total votes cast on a poll in favour of the resolution	11,149,353	11,149,280	11,150,018	14,239,156
Total votes cast on a poll against the resolution	2,569,220	2,569,293	2,568,555	8,858
Total votes cast on a poll abstaining on the resolution	1,100	1,100	1,100	1,539
Total votes exercisable by proxies which were not cast	624,060	624,060	624,060	624,060